SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2000

COMPAQ COMPUTER CORPORATION (Exact Name of Registrant as Specified in its Charter)

Delaware	1-9026	76-0011617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20555 SH 249 Houston, Texas	77070
(Address of Principal Executive Offices)	(Zip Code)

(281) 370-0670
(Registrant's telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. Other Events.

In a release dated May 5, 2000, Compaq Computer Corporation (NYSE: CPQ) announced organizational changes that will streamline its Enterprise Solutions and Services Group (ESSG). Three ESSG divisions now report directly to Michael Capellas, Compaq President and Chief Executive Officer. These business units include Industry Standard Servers, Business Critical Servers, and Storage Products. Compaq has also combined its services and solutions divisions with the worldwide sales organization. Enrico Pesatori, Senior Vice President and Group General Manager, ESSG, is leaving the company to become CEO of Synaxia Networks. The news release is attached as Exhibit 99.

ITEM 7. Exhibits.

Exhibit 99 News Release dated May 5, 2000 is attached.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPAQ COMPUTER CORPORATION

Dated: May 5, 2000	By: /s/ Linda S. Auwers Linda S. Auwers Vice President, Associate General Counsel and Secretary